                                                                    Exhibit 99.1

                            Joint Filer Information

Name of Joint Filer:                    HEC Sponsor II LLC
Address of Joint Filer:                 c/o Hudson Executive Investment Corp. II
                                        570 Lexington Avenue, 35th Floor
                                        New York, New York 10022
Relationship of Joint Filer to Issuer:  10% Owner
Issuer Name and Ticker or Trading       Hudson Executive Investment Corp. II
Symbol:                                 [HCII]
Date of Event Requiring Statement:      01/25/2021
(Month/Day/Year):

Name of Joint Filer:                    Douglas G. Bergeron
Address of Joint Filer:                 c/o Hudson Executive Investment Corp. II
                                        570 Lexington Avenue, 35th Floor
                                        New York, New York 10022
Relationship of Joint Filer to Issuer:  Chief Executive Officer and Director
Issuer Name and Ticker or Trading       Hudson Executive Investment Corp. II
Symbol:                                 [HCII]
Date of Event Requiring Statement:      01/25/2021
(Month/Day/Year):

Name of Joint Filer:                    Douglas L. Braunstein
Address of Joint Filer:                 c/o Hudson Executive Investment Corp. II
                                        570 Lexington Avenue, 35th Floor
                                        New York, New York 10022
Relationship of Joint Filer to Issuer:  President, Chairman and Director
Issuer Name and Ticker or Trading       Hudson Executive Investment Corp. II
Symbol:                                 [HCII]
Date of Event Requiring Statement:      01/25/2021
(Month/Day/Year):